Exhibit 32

      Certification Pursuant to Title 18, United States Code, Section 1350
      --------------------------------------------------------------------
           (imposed by Section 906 of the Sarbanes-Oxley Act of 2002)


         The undersigned Chief Executive Officer and Chief Financial Officer certify that this report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: June 16, 2008                                  /s/ Richard Crimmins
      -------------                                  ---------------------------
                                                     Richard Crimmins,
                                                     President and Sole Director